UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 22, 2005

Date of report (date of earliest event reported)

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of Principal Executive Offices)

(703) 709-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Wright Separation Agreement

As previously reported by QuadraMed Corporation (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2005 (the “Prior Form 8-K”), the Company announced that John C. Wright stepped down from his position as Chief Financial Officer and Executive Vice President, effective August 9, 2005, although Mr. Wright will remain as an employee through August 31, 2005. In connection with the foregoing, on August 22, 2005, the Company entered into a Separation Agreement with Mr. Wright (the “Wright Separation Agreement”).

The Wright Separation Agreement, effective August 31, 2005, includes the following material provisions:

•	The payment to Mr. Wright of cash severance equal to one year of Mr. Wright’s current base salary ($305,000) payable in monthly installments over a twelve-month period after August 31, 2005, and the continuation of health benefits during the same period

•	Lapsing of all restrictions and repurchase rights on Mr. Wright’s 100,000 Restricted Shares of Company common stock, to the extent these restrictions and rights had not already lapsed

•	Vesting of all previously unvested options, such that all 750,000 options to purchase shares of the Company’s common stock are exercisable as of the effective date of the Wright Separation Agreement

•	Entitlement to a gross-up payment in the event certain excise tax payments are deemed to apply to Mr. Wright’s severance benefits

•	Post-employment non-solicitation, non-competition, non-disparagement and confidentiality covenants by Mr. Wright

•	Mutual general releases between the Company and Mr. Wright.

Milligan Severance Agreement

In connection with the Company’s employment of James Milligan as Senior Vice President, Enterprise Marketing and Government Programs, the Company entered into a Severance Agreement with Mr. Milligan (the “Milligan Severance Agreement”) on August 22, 2005. The Milligan Severance Agreement includes the following material terms:

•	In the event of an “involuntary termination” of employment (as defined in the Milligan Severance Agreement), Mr. Milligan will receive a severance payment equal to twelve (12) months of his then base salary in twelve (12) monthly installments after such termination.

The foregoing descriptions of the Wright Separation Agreement and the Milligan Severance Agreement are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference in response to this Item 1.01.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As discussed under Item 1.01 above, Mr. Wright’s employment with the Company will end on August 31, 2005. In connection with his departure, the Company and Mr. Wright have entered into the Wright Separation Agreement and, accordingly, the Employment Agreement between the Company and Mr. Wright, dated as of July 9, 2003, will terminate effective August 31, 2005 (the effective date of the Wright Separation Agreement). The discussion of the Wright Separation Agreement set forth above under Item 1.01 “Entry into a Material Definitive Agreement—Wright Separation Agreement” and the Wright Separation Agreement, a copy of which is filed as Exhibit 99.1 hereto, are incorporated herein by reference in response to this Item 1.02.

Mr. Wright’s Employment Agreement was filed with the SEC on March 22, 2004 as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1	Separation Agreement, dated as of August 17, 2005, by and between John C. Wright and QuadraMed Corporation.

Exhibit 99.2	Severance Agreement, dated August 22, 2005, by and between James Milligan and QuadraMed Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2005

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza, Chief Financial Officer

EXHIBIT INDEX

(c) Exhibits

Exhibit 99.1	Separation Agreement, dated as of August 17, 2005, by and between John C. Wright and QuadraMed Corporation.

Exhibit 99.2	Severance Agreement, dated August 22, 2005, by and between James Milligan and QuadraMed Corporation.